S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2003 (Dollars in thousands, except per share data)	Page 1 of 3
	2002				2003
For the period:	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q
Interest Income	$36,251	$36,672	$37,843	$40,394	$39,318
Interest Expense	14,473	14,147	13,826	13,854	12,924
Net Interest Income	21,778	22,525	24,017	26,540	26,394
Taxable Equivalent Adjustment	741	751	764	720	999
Net Interest Income (FTE)	22,519	23,276	24,781	27,260	27,393
Provision For Loan Losses	1,000	1,500	2,300	3,000	2,400
Net Interest Income After Provisions (FTE)	21,519	21,776	22,481	24,260	24,993
Security Gains, Net	1,752	1,722	2,168	1,428	1,005
Service Charges and Fees	1,772	1,909	2,238	2,482	2,192
Wealth Management	1,248	1,433	1,340	1,349	1,295
Other	2,508	2,591	3,203	3,535	3,221
Total Other Income	5,528	5,933	6,781	7,366	6,708
Salaries and Employee Benefits	6,994	6,299	6,700	7,375	7,581
Occupancy and Equip. Expense, Net	1,632	1,470	1,627	1,788	1,837
Data Processing Expense	697	695	921	726	822
FDIC Expense	71	70	68	80	81
Other	3,084	3,449	3,945	4,073	3,861
Total Other Expense	12,478	11,983	13,261	14,042	14,182
Income Before Taxes	16,321	17,448	18,169	19,012	18,524
Taxable Equivalent Adjustment	741	751	764	720	999
Applicable Income Taxes	4,107	4,871	4,988	5,404	4,987
Net Income	$11,473	$11,826	$12,417	$12,888	$12,538
Per Common Share Data:
Shares Outstanding	26,520,979	26,639,003	26,510,409	26,584,609	26,323,013
Ave. Shs. Outstanding - Diluted	26,742,806	26,826,265	26,808,027	26,759,655	26,722,098
Net Income - Diluted	$0.43	$0.44	$0.46	$0.48	$0.47
Dividends Declared	$0.24	$0.24	$0.24	$0.25	$0.25
Book Value	$11.03	$11.25	$11.26	$11.51	$11.56
Market Value	$25.45	$27.00	$25.18	$25.05	$25.57

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2003 (Dollars in thousands)	Page 2 of 3
	2002				2003
Asset Quality Data:	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q
Nonaccrual Loans/Nonperforming Loans	$7,653	$6,248	$9,075	$5,831	$10,828
Assets acquired through foreclosure
or repossession	2,166	2,431	365	2,188	2,362
Nonperforming Assets	9,819	8,679	9,440	8,019	13,190
Loan Loss Reserve	27,853	28,389	29,498	30,138	29,837
Nonperforming Loans / Loans	0.47%	0.37%	0.46%	0.29%	0.53%
Loan Loss Reserve / Loans	1.72%	1.68%	1.49%	1.51%	1.47%
Loan Loss Reserve /
Nonperforming Loans	364%	454%	325%	517%	276%
Net Loan Charge-offs (Recoveries)	73	964	2,612	2,360	2,701
Net Loan Charge-offs (Recoveries)
(annualized) /Average Loans	0.02%	0.23%	0.59%	0.47%	0.55%
Balance Sheet (Period-End):
Assets	$2,362,616	$2,425,854	$2,776,968	$2,823,867	$2,855,658
Earning Assets	2,250,353	2,304,803	2,587,497	2,640,056	2,665,433
Securities	632,594	615,114	606,440	641,164	641,206
Loans, Gross	1,617,759	1,689,688	1,981,057	1,998,893	2,024,227
Total Deposits	1,602,308	1,636,266	1,931,458	1,926,119	1,947,249
Non-Interest Bearing Deposits	261,622	273,317	327,659	330,160	344,010
NOW, Money Market & Savings	608,743	619,661	768,447	768,395	781,690
CD's $100,000 and over	114,774	130,260	172,364	170,862	167,170
Other Time Deposits	617,169	613,028	662,988	656,702	654,380
Short-term borrowings	168,436	189,452	252,551	319,388	302,680
Long-term Debt	251,224	256,225	211,663	211,656	242,191
Shareholders' Equity	292,597	299,709	298,605	306,114	304,312
Balance Sheet (Daily Averages):
Assets	$2,330,748	$2,396,788	$2,510,549	$2,770,040	$2,823,664
Earning Assets	2,219,018	2,282,788	2,381,942	2,597,926	2,644,725
Securities	597,891	629,040	611,682	610,455	636,110
Loans, Gross	1,620,521	1,653,663	1,770,260	1,987,472	2,008,616
Deposits	1,598,061	1,624,978	1,711,484	1,919,195	1,916,768
Shareholders' Equity	294,636	299,290	302,809	306,368	310,165

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2003 (Dollars in thousands, except per share data)	Page 3 of 3
	2002				2003
Profitability Ratios (annualized):	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q
Return on Average Assets	2.00%	1.98%	1.96%	1.85%	1.80%
Return on Average Shareholders' Equity	15.79%	15.85%	16.27%	16.69%	16.39%
Yield on Earning Assets (FTE)	6.76%	6.58%	6.44%	6.32%	6.20%
Cost of Interest Bearing Funds	3.37%	3.18%	2.95%	2.68%	2.49%
Net Interest Margin (FTE) (4)	4.12%	4.09%	4.13%	4.16%	4.20%
Efficiency Ratio (FTE) (1)	44.49%	41.03%	42.02%	40.55%	41.59%
Capitalization Ratios:
Dividends Paid to Net Income	55.89%	53.82%	51.48%	49.37%	53.01%
Shareholders' Equity to Assets (Period End)	12.38%	12.35%	10.75%	10.84%	10.66%
Leverage Ratio (2)	11.03%	11.18%	8.87%	8.42%	8.13%
Risk Based Capital - Tier I (3)	12.78%	12.93%	9.77%	9.89%	9.90%
Risk Based Capital - Tier II (3)	14.98%	14.92%	11.45%	11.57%	11.56%
Other Data:
Shareholders of Record	3,147	3,127	3,129	3,103	3,106
Number of Banking Offices	40	40	47	46	46
Definitions:

(1)  Recurring non-interest expense divided by recurring non-interest income plus net interest income, on a fully taxable equivalent basis.
(2)  Equity less goodwill to total assets and allowance for loan losses.
(3)  Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.
(4)  Net interest income, on a fully taxable equivalent basis, annualized divided by quarter to date average earning assets.